SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________________
Form S-8

REGISTRATION STATEMENT
under
THE SECURITIES ACT OF 1933
____________________

THE DOW CHEMICAL COMPANY
(a Delaware corporation)
Executive Offices -- 2030 Dow Center
Midland, Michigan 48674

(Name, state of incorporation and address of principal executive office of registrant)

I.R.S. Employer Identification No. 38-1285128

____________________

THE DOW CHEMICAL COMPANY EMPLOYEES' SAVINGS PLAN
(Replacing The Dow Chemical Company Salaried Employees’ Savings Plan and the Dow Hourly Employees’ Savings Plan)

(Full title of the plan)
____________________

J. PEDRO REINHARD
Executive Vice President and Chief Financial Officer
THE DOW CHEMICAL COMPANY
2030 Dow Center
Midland, Michigan 48674

(Name and address of agent for service)

Telephone: (989) 636-1000
____________________

CALCULATION OF REGISTRATION FEE
Title of securities to be registered (1)	Amount to be registered	Proposed maximum Offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $2.50 per share, of The Dow Chemical Company	10,000,000 shares	$34.73(2)	$347,300,000 (2)	$86,825
  In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended,   this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to The Dow Chemical Company Employees’ Savings Plan.
  The price per share and the aggregate offering  price, calculated pursuant to Rule 457(c) and provided herein for the sole purpose of determining the registration fee, are based on the average of the high and low prices of the Common Stock of The Dow Chemical Company on the New York Stock Exchange on August 10, 2001.

PART II

Item 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

    The following documents heretofore filed by The Dow Chemical Company ("Dow") with the Securities and Exchange Commission (the "Commission") are incorporated herein by this reference:

    (a) Dow’s Annual Report on Form 10-K for the year ended December 31, 2000 and Dow's Current Report on Form 8-K filed with the Commission on April 4, 2001. (The supplemental consolidated financial statements and the financial statement schedule included in such Current Report pn Form 8-K, which give retroactive effect to the merger with Union Carbide Corporation on February 6, 2001 that has been accounted for as a pooling of interests, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing therein, and have been so incorporated in this Registration Statement in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.);

    (b) Dow’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001 and June 30, 2001; Dow’s Current Reports on Form 8-K filed with the Commission on February 5, 2001, February 6, 2001, February 20, 2001, April 16, 2001, April 26, 2001 and July 26, 2001; and Dow's Current Report on Form 8-K/A filed with the Commision on April 4, 2001; and

    (c) The description of Dow’s Common Stock, par value $2.50 per share, contained in a registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Act") and any amendments or reports filed for the purpose of updating that description.

    All documents subsequently filed by Dow pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 6.    IDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Under Article VI of its Restated Certificate of Incorporation, as amended, Dow may indemnify its Directors, officers, employees and agents to such extent as is permitted by the laws of the State of Delaware and as Dow’s Bylaws may from time to time provide. Section 145 of the General Corporation Law of the State of Delaware empowers Dow to indemnify, subject to the standards and limitations therein prescribed, any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a Director, officer, employee or agent of Dow or is or was serving in such capacity with respect to another corporation or other enterprise at the request of Dow. Under Section VI of the Bylaws of Dow, Dow is required to indemnify its Directors, officers and employees to the full extent permitted by Delaware law whenever such a person is a defendant in any legal proceeding. Section VI also gives the Company discretion to indemnify Directors, officers, employees and agents in other legal proceedings to which they are made a party. Any indemnification of a Director, officer, employee or agent of the Company must be approved by the Board of Directors. Dow maintains a Directors’ and officers’ liability insurance policy that indemnifies Dow’s Directors and officers against certain losses in connection with claims made against them for certain wrongful acts.

Item 8.    EXHIBITS.

Exhibit No.	Description of Exhibit
4(a)	Restated Certificate of Incorporation of The Dow Chemical Company, filed as Exhibit 3(i) to Dow’s Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by this reference.
4(b)	Bylaws of The Dow Chemical Company, filed as Exhibit 3(ii) to Dow’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, incorporated herein by this reference.
23	Independent Auditors’ Consent.
24	Power of Attorney for Directors and certain Officers of The Dow Chemical Company.
99.16	Power of Attorney for the Retirement Board of The Dow Chemical Company Employees’ Savings Plan

Item 9.    UNDERTAKINGS.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a Director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on August 10, 2001.

THE DOW CHEMICAL COMPANY (Registrant) By: /S/ FRANK H. BROD Vice President and Controller Principal Accounting Officer

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

A. A. ALLEMANG* A. A. Allemang	Director and Executive Vice President
J. K. BARTON* J. K. Barton	Director
F. H. BROD* F. H. Brod	Vice President and Controller (Principal Accounting Officer)
A. J. CARBONE* A. J. Carbone	Director and Vice Chairman of the Board
J. M. COOK* J. M. Cook	Director
J. C. DANFORTH* J. C. Danforth	Director
W. D. DAVIS* W. D. Davis	Director
B. H. FRANKLIN* B. H. Franklin	Director
A. D. GILMOUR* A. D. Gilmour	Director
M. D. PARKER* M. D. Parker	Director, President and Chief Executive Officer
J. P. REINHARD* J. P. Reinhard	Director, Executive Vice President and Chief Financial Officer
J.M. RINGLER* J. M. Ringler	Director
H. T. SHAPIRO* H. T. Shapiro	Director
W. S. STAVROPOULOS* W. S. Stavropoulos	Director and Chairman of the Board
P. G. STERN* P. G. Stern	Director

*By: /S/ FRANK H. BROD
Frank H. Brod
Attorney-in-Fact

Dated: August 10, 2001

    The Plan. Pursuant to the requirements of the Securities Act of 1933, The Dow Chemical Company Employees' Savings Plan (the "Plan") has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Midland, State of Michigan, on August 10, 2001.

THE DOW CHEMICAL COMPANY
EMPLOYEES’ SAVINGS PLAN

T.J. BLOCK* T.J. Block	Chairperson of the Retirement Board for the Plan
A.E. FOWLER* A.E. Fowler	Member of the Retirement Board for the Plan
R.M. GROSS* R.M. Gross	Member of the Retirement Board for the Plan
G.D. Kusch, MD* G.D. Kusch	Member of the Retirement Board for the Plan
D.J. ANDERSON* D.J. Anderson	Member of the Retirement Board for the Plan
L.P. McMASTER* L.P. McMaster	Member of the Retirement Board for the Plan

*By: /S/ FRANK H. BROD
Frank H. Brod
Attorney-in-Fact

Dated: August 10, 2001

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Page Number
4(a)	Restated Certificate of Incorporation of The Dow Chemical Company, filed as Exhibit 3(i) to Dow’s Annual Report on Form 10-K for the year ended December 31, 2000, incorporated herein by this reference.
4(b)	Bylaws of The Dow Chemical Company, filed as Exhibit 3(ii) to Dow’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, incorporated herein by this reference.
23	Independent Auditors’ Consent.
24	Power of Attorney for Directors and certain Officers of The Dow Chemical Company.
99.16	Power of Attorney for the Retirement Board of The Dow Chemical Company Employees’ Savings Plan

EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

The Dow Chemical Company:

We consent to the incorporation by reference in this Registration Statement of The Dow Chemical Company on Form S-8 of our report dated March 28, 2001, appearing in the Current Report on Form 8-K dated April 4, 2001 of The Dow Chemical Company and to the reference to us under Item 3, "Incorporation of Documents by Reference," of this Registration Statement.

/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP
Midland, Michigan

August 10, 2001

EXHIBIT 24

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Pedro Reinhard and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign any registration statement on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities and Exchange Act of 1933 of the Company’s Common Stock and other securities for The Dow Chemical Company Employees’ Savings Plan and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE	TITLE	DATE
/S/ A. A. ALLEMANG A. A. Allemang	Director and Executive	July 12, 2001
/S/ J. K. BARTON J. K. Barton	Director	July 12, 2001
/S/ F. H. BROD F. H. Brod	Vice President and Controller (Principal Accounting Officer)	July 12, 2001
/S/ A. J. CARBONE A. J. Carbone	Director and Vice Chairman of the Board	July 12, 2001
/S/ J. M. COOK J. M. Cook	Director	July 12, 2001
/S/ J. C. DANFORTH J. C. Danforth	Director	July 12, 2001
/S/ W. D. DAVIS W. D. Davis	Director	July 12, 2001
/S/ B. H. FRANKLIN B. H. Franklin	Director	July 12, 2001
/S/ A. D. GILMOUR A. D. Gilmour	Director	July 12, 2001
/S/ M. D. PARKER M. D. Parker	Director, President and Chief Executive Officer	July 12, 2001
/S/ J. P. REINHARD J. P. Reinhard	Director, Executive Vice President and Chief Financial Officer	July 12, 2001
/S/ J. M. RINGLER J. M. Ringler	Director	July 12, 2001
/S/ H. T. SHAPIRO H. T. Shapiro	Director	July 12, 2001
/S/ W. S. STAVROPOULOS W. S. Stavropoulos	Director and Chairman of the Board	July 12, 2001
/S/ P. G. STERN P. G. Stern	Director	July 12, 2001

EXHIBIT 99.16

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints J. Pedro Reinhard and Frank H. Brod, acting severally, as his or her attorney-in-fact and agent, to sign any registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities and Exchange Act of 1933 of the Company’s Common Stock and other securities for The Dow Chemical Company Employees’ Savings Plan (the "Plan"), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE	TITLE	DATE
/S/ T.J. BLOCK T.J. Block	Chairperson of the Retirement Board for the Plan	August 1, 2001
/S/ A.E. FOWLER A.E. Fowler	Member of the Retirement Board for the Plan	August 2, 2001
/S/ R.M. GROSS R.M. Gross	Member of the Retirement Board for the Plan	August 1, 2001
/S/ G.D. KUSCH MD G.D. Kusch MD	Member of the Retirement Board for the Plan	August 2, 2001
/S/ D.J. ANDERSON D.J. Anderson	Member of the Retirement Board for the Plan	August 1, 2001
/S/ L.P. McMASTER L.P. McMaster	Member of the Retirement Board for the Plan	August 5, 2001